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Exhibit (a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of
ASTEX PHARMACEUTICALS, INC.
at
$8.50 NET PER SHARE
Pursuant to the Offer to Purchase dated September 13, 2013
by
AUTUMN ACQUISITION CORPORATION
a wholly owned indirect subsidiary of
OTSUKA PHARMACEUTICAL CO., LTD.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
TIME, AT THE END OF OCTOBER 10, 2013, UNLESS THE OFFER IS EXTENDED (SUCH
DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.001 per share (the "Shares"), of Astex Pharmaceuticals, Inc., a Delaware corporation ("Astex"), are not immediately available, (ii) time will not permit all the certificates representing Shares and all other required documents to reach Computershare Trust Company, N.A., as the depositary for the Offer (the "Depositary"), on or prior to the Expiration Date or (iii) the procedure for delivery of Shares by book-entry transfer or for the tender of Shares from a book-entry/direct registration account maintained by Astex's transfer agent cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be transmitted by manually signed facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

By First Class Mail: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Facsimile Transmission: (For Eligible Institutions Only) (617) 360-6810 Confirm Facsimile Transmission: (781) 575-2332	By Registered, Certified or Express Mail or by Overnight Courier: Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent's Message (as defined in the Offer to Purchase) and, if applicable, certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Corp Actions Voluntary_ASTX

Ladies and Gentlemen:

        The undersigned hereby tenders to Autumn Acquisition Corporation, a Delaware corporation ("Purchaser"), upon the terms and subject to the conditions of Purchaser's offer to purchase all of the outstanding shares of common stock, par value $0.001 per share (the "Shares") of Astex Pharmaceuticals, Inc., a Delaware corporation ("Astex"), as set forth in the offer to purchase, dated September 13, 2013 (as it may be amended from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended from time to time, the "Letter of Transmittal") (such offer, upon such terms and subject to such conditions, as it and they may be amended or supplemented from time to time, the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s) (if available):

☐	Check here if Shares will be tendered by book entry transfer.
Account Number at The Depository Trust Company ("DTC"):

☐	Check here if Shares to be tendered are held in a book-entry/direct registration account maintained by Astex's transfer agent (a "DRS Account").
DRS Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No.:

(Daytime telephone number)

Signature(s)

Corp Actions Voluntary_ASTX

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) with respect to the Shares tendered hereby that are not held in a DRS Account, guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing such Shares, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary's account at DTC, in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message (defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three NASDAQ Global Market trading days after the date hereof and (ii) with respect to the shares tendered hereby that are held in a DRS Account, guarantees delivery to the Depositary, at one of its addresses set forth above, of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any other documents required by the Letter of Transmittal, all within three NASDAQ Global Market trading days after the date hereof.

Name of Firm:

Address(es):

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name of Firm:

(Please type or print)

Title:

Dated:

NOTE:    DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

Corp Actions Voluntary_ASTX

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  Exhibit (a)(1)(C)